EXHIBIT 99.1

City National Corp. Grows Second-Quarter 2011 Net Income To $47.5 Million, Up 15 Percent From Second-Quarter 2010

Credit quality improves for seventh consecutive quarter

Loans and deposits grow from first-quarter 2011

Total assets exceed $22 billion for the first time

LOS ANGELES, July 21, 2011 (GLOBE NEWSWIRE) -- City National Corporation (NYSE:CYN), the parent company of wholly owned City National Bank, today reported second-quarter 2011 net income of $47.5 million, up 15 percent from $41.3 million in the second quarter of 2010. Earnings per share amounted to $0.88, up 13 percent from $0.78 in the second quarter of last year.

Year to date, City National's net income totaled $87.2 million, up 53 percent from $57.0 million in the first half of 2010. Earnings per share were $1.62, up 67 percent from $0.97 in the first half of last year.

City National also announced today that its Board of Directors has maintained and approved a quarterly common stock cash dividend of $0.20 per share. The company's dividend will be payable on August 17, 2011 to stockholders of record on August 3, 2011.

SECOND-QUARTER AND FIRST-HALF 2011 HIGHLIGHTS

  Fully taxable-equivalent net interest income amounted to $195.1 million, up 5 percent from both the first quarter of 2011 and the same period last year. Fully taxable-equivalent net interest income for the first six months of 2011 amounted to $380.6 million, up 5 percent from the same period last year.
  Average deposit balances grew to a record $18.8 billion in the second quarter of 2011, up 3 percent from $18.2 billion in the first quarter of this year and 7 percent from $17.6 billion in the second quarter of 2010. Average core deposits, which now equal 96 percent of total balances, were $18.0 billion, up 3 percent from the first quarter of 2011 and 9 percent from the second quarter of last year. Average deposits for the first six months amounted to $18.5 billion, up 7 percent from the same period of 2010.
  Average second-quarter loan balances, excluding loans covered by City National's acquisition-related loss-sharing agreements with the Federal Deposit Insurance Corporation (FDIC), were $11.5 billion, up 2 percent from the first quarter of 2011, but down 1 percent from the same period last year. Average commercial loan balances grew 6 percent from the first quarter of this year. Average loans in the first half of 2011 were down 3 percent from a year ago.
  The company recorded no provision for loan losses, excluding loans covered by FDIC loss-sharing agreements, in the first two quarters of 2011. City National recorded a $32.0 million provision in the second quarter of 2010, which brought its total in the first half of last year to $87.0 million. The company remains adequately reserved at 2.28 percent of total loans, excluding FDIC-covered loans.
  Second-quarter noninterest income included a pretax gain of $8.2 million, or $0.09 per share after tax, from the April 8, 2011 acquisition of Nevada Commerce Bank.  City National acquired the Las Vegas-based institution in a purchase and assumption agreement with the FDIC.

"City National just completed its best quarter in more than three years with improvements across the board in loans, deposits and credit quality," said President and Chief Executive Officer Russell Goldsmith. "Our capital levels are strong and growing even as we continue to invest in the future with new colleagues and offices, including our first office in Nashville, Tennessee. City National continues to benefit from having avoided virtually all of the pitfalls that continue to visibly challenge some other financial institutions. Within the context of a challenging and slow-growing economy, the company's outlook for the rest of this year remains positive."

	For the three months ended June 30,
Dollars in millions, except per share data	2011	2010	% Change	For the three months ended March 31, 2011	% Change
Earnings Per Share	$ 0.88	$ 0.78	13	$ 0.74	19
Net Income	47.5	41.3	15	39.7	20

Average Assets	$ 22,009.7	$ 20,799.2	6	$ 21,377.9	3
Return on Average Assets	0.87%	0.80%	9	0.75%	16
Return on Average Equity	9.39%	8.93%	5	8.16%	15

ASSETS

Total assets at June 30, 2011 were $22.5 billion, up 4 percent from the first quarter of this year and 6 percent from the second quarter of 2010.

REVENUE

Revenue for the second quarter of 2011 was $282.8 million, up 3 percent from the first quarter of 2011, but down 7 percent from the second quarter of 2010. Revenue for the first six months of this year was $557.9 million, virtually unchanged from the first half of 2010.

NET INTEREST INCOME

Fully taxable-equivalent net interest income was $195.1 million in the second quarter of 2011, up 5 percent from both the first quarter of 2011 and the same period last year. Fully taxable-equivalent net interest income for the first half of 2011 was $380.6 million, up 5 percent from $364.1 million in the year-ago period.

Second-quarter 2011 average deposits grew to a record $18.8 billion, up 3 percent from the first quarter of this year and 7 percent from the same period of 2010. Average deposits for the first half of 2011 totaled $18.5 billion, up 7 percent from the first half of 2010. Period-end deposits grew to $19.3 billion, up 7 percent from June 30, 2010.

Average core deposits were $18.0 billion in the second quarter of 2011, up 3 percent from the first quarter of 2011 and 9 percent from the same period of 2010. First-half 2011 average core deposits grew 10 percent from the year-ago period to $17.7 billion. Core deposits now represent 96 percent of the company's average balances.

Second-quarter 2011 average noninterest-bearing deposits were up 5 percent from the first quarter of 2011 and 12 percent from the same period of 2010. Average noninterest-bearing balances in the first half of 2011 were up 12 percent from the same period last year.

Treasury Services deposit balances, which consist primarily of title, escrow and property management deposits, averaged $1.7 billion in the second quarter of 2011, up 10 percent from the first quarter of 2011 and 18 percent from the same period of 2010. For the first six months of 2011, Treasury Services deposit balances averaged $1.6 billion, up 27 percent from the first half of 2010. The increases reflect the addition of new clients and an increase in residential and commercial real estate activity by the company's title and escrow clients.

Second-quarter average loan balances, excluding FDIC-covered loans, were $11.5 billion, up 2 percent from the first quarter of this year, but down 1 percent from the second quarter of 2010. For the first six months of 2011, City National's average loans, excluding FDIC-covered loans, were $11.4 billion, down 3 percent from the year-ago period.

Second-quarter average balances for commercial loans were up 6 percent from the first quarter of 2011 and 8 percent from the same period last year. The increases were due to both organic loan growth and the company's purchase of a $170.4 million portfolio of asset-based lending facilities in the second quarter of 2011. This asset-based portfolio added $105 million to second-quarter average loan balances.

Average balances for commercial real estate mortgages were down 1 percent from the first quarter of 2011 and 9 percent from the year-ago period. Real estate construction loan balances declined 12 percent from the first quarter of this year and 43 percent from the second quarter of last year.

Average balances for single-family residential mortgage loans, nearly all of which are made to City National's private banking clients, were up 3 percent from both the first quarter of 2011 and the year-ago period.

Average securities for the second quarter of 2011 totaled $6.2 billion, up 9 percent from the first quarter of 2011 and 47 percent from the same period last year. The year-over-year increase reflects the company's strong deposit growth and relatively low loan growth. The average duration of total available-for-sale securities at June 30, 2011 was 2.3 years, down from 2.7 years at March 31, 2011, but unchanged from the end of the second quarter of 2010.

City National's net interest margin in the second quarter of 2011 averaged 3.85 percent, compared to 3.84 percent in the first quarter of this year and 3.93 percent in the second quarter of 2010. For the first six months of 2011, City National's net interest margin averaged 3.84 percent, compared with 3.95 percent in the previous year.

Second-quarter 2011 net interest income included $11.1 million from FDIC-covered loans that were repaid or charged off during the quarter. This compares with $7.4 million in the first quarter of this year and $4.3 million in the second quarter of 2010.

At June 30, 2011, City National's prime lending rate was 3.25 percent, unchanged from both March 31, 2011 and June 30, 2010.

	For the three months ended June 30,
Dollars in millions	2011	2010	% Change	For the three months ended March 31, 2011	% Change
Average Loans and Leases,
Excluding Covered Loans	$ 11,516.0	$ 11,581.9	(1)	$ 11,255.9	2
Average Covered Loans	1,770.4	2,002.9	(12)	1,811.0	(2)
Average Total Securities	6,224.3	4,243.8	47	5,693.3	9
Average Earning Assets	20,314.4	18,890.9	8	19,620.9	4
Average Deposits	18,784.4	17,600.3	7	18,183.6	3
Average Core Deposits	17,951.4	16,453.5	9	17,361.1	3
Fully Taxable-Equivalent
Net Interest Income	195.1	185.3	5	185.5	5
Net Interest Margin	3.85%	3.93%	(2)	3.84%	0

COVERED ASSETS

Loans and other real estate owned (OREO) assets acquired in City National's FDIC-assisted acquisitions totaled $1.8 billion at the end of the second quarter of 2011, unchanged from March 31, 2011, but down from $2.1 billion at June 30, 2010.

In the second quarter of 2011, the company recorded a $0.5 million non-cash net loss to reflect results of the quarterly update of cash-flow projections for FDIC-covered loans. The loss reflected a provision for loan losses of $1.7 million for covered loans and a corresponding $1.2 million of other income from City National's loss-sharing agreements with the FDIC. City National will continue to update the cash flow projections for covered loans on a quarterly basis.  Due to the uncertainty in the future performance of the covered loans, additional impairments or gains may be recognized in the future.

NONINTEREST INCOME

Noninterest income was $91.9 million in the second quarter of 2011, down 2 percent from the first quarter of 2011 and 25 percent from the year-ago period. Second-quarter 2011 results included a net FDIC loss-sharing expense of $10.7 million, which reflected the improved performance of the company's FDIC-covered asset portfolio. Net FDIC loss-sharing income in the first quarter of 2011 amounted to $8.6 million. In the second quarter of last year, it totaled $28.3 million.

Noninterest income for the second quarter of 2011 also included an $8.2 million gain from the FDIC-assisted acquisition of Nevada Commerce Bank, compared to $25.2 million of acquisition gain in the year-earlier quarter.

City National's noninterest income totaled $185.8 million in the first half of 2011, down 7 percent from the same period of 2010, primarily due to the same factors cited above.

Noninterest income accounted for 33 percent of City National's second-quarter 2011 revenue, compared to 40 percent in the second quarter of 2010.

Wealth Management

City National's assets under management totaled $36.4 billion as of June 30, 2011, down 4 percent from the first quarter of this year, but up 7 percent from the same period of 2010. These changes were caused in large part by fluctuations in equity market values, as well as the deconsolidation of an affiliate during the second quarter of 2011.

Trust and investment fees were $36.7 million, up 3 percent from the first quarter of this year and 8 percent from the second quarter of 2010. First-half 2011 trust and investment fee income rose 7 percent from the same period last year.

Money market mutual fund and brokerage fees totaled $4.9 million, down 14 percent from the first quarter of this year and 11 percent from the year-ago period. Money market mutual fund and brokerage fee income was $10.5 million in the first six months of this year, down 2 percent from the first half of 2010. The declines in money market mutual fund and brokerage fees were due primarily to the impact of low short-term interest rates.

	At or for the three months ended June 30,
Dollars in millions	2011	2010	% Change	At or for the three months ended March 31, 2011	% Change

Trust and Investment Fee Revenue	$ 36.7	$ 34.0	8	$ 35.6	3
Brokerage and Mutual Fund Fees	4.9	5.5	(11)	5.7	(14)
Assets Under Management (1)	36,407.3	34,172.3	7	37,852.5	(4)
Assets Under Management
or Administration (1)	58,502.0	54,613.8	7	60,113.1	(3)

(1) Excludes $19.5 billion, $20.4 billion, and $14.8 billion of assets under management for asset managers in which City National held a noncontrolling ownership interest as of June 30, 2011, March 31, 2011 and June 30, 2010, respectively

Other Noninterest Income

Second-quarter income from cash management and deposit transaction fees totaled $10.9 million, down 7 percent from the first quarter of 2011 and 9 percent from the same period last year. For the first six months of 2011, cash management and deposit transaction fee income was $22.6 million, down 8 percent from the first half of 2010. The declines were due to higher deposit balances used to offset service charge fees.

Fee income from foreign exchange services and letters of credit totaled $9.0 million in the second quarter, up 8 percent from both the first quarter of this year and the second quarter of 2010, due primarily to higher foreign exchange income. First-half 2011 foreign exchange services and letters of credit fee income totaled $17.3 million, up 16 percent from the same period last year.

Other income was $23.2 million in the second quarter of 2011, up 7 percent from the first quarter of this year and 90 percent from the year-ago period. Other income in the first half of this year was $44.7 million, up 128 percent from the year-ago period. The changes were due primarily to FDIC-assisted acquisition activity.

NONINTEREST EXPENSE

City National's second-quarter 2011 noninterest expense amounted to $211.8 million, up 7 percent from the first quarter of this year and 13 percent from the second quarter of 2010. Noninterest expense for the first six months of 2011 amounted to $409.2 million, up 13 percent from the first half of last year.

Second-quarter expense growth was due largely to increased compensation costs and higher FDIC assessments, OREO expenses, and legal and professional fees. The company continued to invest in its growth by adding a net total of 184 colleagues since the second quarter of last year. A number of these colleagues came to City National from acquisitions and the addition of new offices. Approximately 90 percent of OREO expenses are related to covered assets, and a significant portion of these expenses is reimbursed by the FDIC and reflected in noninterest income.

CREDIT QUALITY

The following credit quality information excludes loans subject to loss-sharing agreements involving City National's FDIC-assisted acquisitions:

Net recoveries in the second quarter of 2011 totaled $4.2 million, or 0.15 percent of average total loans and leases on an annualized basis. The company realized net recoveries of $6.5 million, or 0.24 percent, in the first quarter of this year and net charge-offs of $33.5 million, or 1.16 percent of total loans and leases, in the second quarter of 2010. Net recoveries for the first half of 2011 were $10.7 million, or 0.19 percent of total loans and leases. This compares with net charge-offs of $83.0 million, or 1.42 percent, in the first half of last year.

At June 30, 2011, nonperforming assets amounted to $180.4 million, or 1.54 percent of the company's total loans and leases and OREO, down from $213.7 million, or 1.89 percent, at March 31, 2011 and $314.6 million, or 2.73 percent, at June 30, 2010. Nonaccrual loans at June 30, 2011 were $132.8 million, down from $157.4 million at March 31, 2011 and $260.1 million at June 30, 2010.

	As of June 30, 2011		As of March 31, 2011		As of June 30, 2010
Period-end Loans (in millions)	Total	Nonaccrual	Total	Nonaccrual	Total	Nonaccrual

Commercial	$ 4,800.2	$ 23.6	$ 4,468.2	$ 18.2	$ 4,286.1	$ 46.5
Commercial Real Estate Mortgages	1,930.3	26.7	1,902.9	28.0	2,078.0	57.2
Residential Mortgages	3,710.8	14.2	3,603.0	14.5	3,577.9	11.5
Real Estate Construction	355.0	60.5	415.2	81.5	629.9	138.9
Equity Lines of Credit	735.9	6.7	733.6	6.7	742.1	3.9
Other Loans	130.9	1.1	146.8	8.5	169.0	2.1
Total Loans (1)	$ 11,663.1	$ 132.8	$ 11,269.7	$ 157.4	$ 11,483.0	$ 260.1

Other Real Estate Owned (1)		47.6		56.3		54.5
Total Nonperforming Assets, excluding
Covered Assets		$ 180.4		$ 213.7		$ 314.6

(1) Excludes covered loans, net of allowance, of $1.7 billion, $1.7 billion and $2.0 billion at June 30, 2011, March 31, 2011 and June 30, 2010, respectively, and covered other real estate owned of $114.9 million, $121.8 million and $98.8 million at June 30, 2011, March 31, 2011 and June 30, 2010, respectively.

City National recorded no provision for credit losses in the first two quarters of 2011. The company recorded a $32.0 million provision in the second quarter of 2010, which brought its total for the first half of 2010 to $87.0 million.

At June 30, 2011, City National's allowance for loan and lease losses amounted to $265.9 million, or 2.28 percent of total loans and leases. That compares with $263.4 million, or 2.34 percent, at the end of the first quarter of 2011 and $290.5 million, or 2.53 percent, at June 30, 2010. The company also maintains an additional $23.3 million in reserves for off-balance-sheet credit commitments.

Commercial Loans

Commercial loan net recoveries were $2.6 million in the second quarter of 2011. This compares to net charge-offs of $1.9 million in the first quarter of this year and $21.3 million in the year-earlier period. Net recoveries in the first half of 2011 amounted to $0.7 million, compared to net charge-offs of $38.9 million in the first half of last year.

Commercial loans on nonaccrual totaled $23.6 million, up from $18.2 million at March 31, 2011, but down from $46.5 million at June 30, 2010.

Construction Loans

City National's $355 million commercial real estate construction portfolio includes secured loans to developers of residential and nonresidential properties. This portfolio has been reduced 44 percent since June 30, 2010, and construction loans now account for 3 percent of the company's total loans.

Second-quarter net recoveries of construction loans were $0.6 million, compared to net recoveries of $3.8 million in the first quarter of 2011 and net charge-offs of $10.9 million in the second quarter of 2010. Net recoveries amounted to $4.4 million in the first half of 2011, compared with net charge-offs of $25.1 million in the first half of last year.

At June 30, 2011, construction loans on nonaccrual totaled $60.5 million, down from $81.4 million at March 31 of this year and $138.9 million at June 30, 2010.

Commercial Real Estate Mortgage Loans

Second-quarter net recoveries in the company's $1.9 billion commercial real estate mortgage portfolio were $1.3 million, compared to net recoveries of $6.2 million in the first quarter of 2011 and net charge-offs of $0.4 million in the second quarter of 2010. Net recoveries amounted to $7.5 million in the first-half of 2011, compared with net charge-offs of $15.4 million in the first half of last year.

Commercial real estate mortgage loans on nonaccrual totaled $26.7 million at June 30, 2011, down from $28.0 million at March 31, 2011 and $57.2 million at June 30, 2010.

Residential Mortgage Loans and Equity Lines of Credit

City National's $3.7 billion residential mortgage portfolio and $736 million home-equity portfolio continued to perform well. Together, they accounted for $0.4 million in net charge-offs, down from $1.4 million in the first quarter of this year and $0.9 million at June 30, 2010.  Net charge-offs amounted to $1.7 million in the first half of 2011, compared with $2.5 million in the same period of last year.

Residential mortgage loans and lines of credit on nonaccrual were $20.9 million in the second quarter of 2011, down from $21.2 million in the first quarter of this year, but up from $15.4 million in the second quarter of 2010.

INCOME TAXES

City National's effective tax rate for the second quarter of 2011 was 29.8 percent. In the year-ago period, the company realized a net tax benefit of $2.9 million. For the first half of 2011, City National's effective tax rate was 30.1 percent, compared to 2.6 percent in the prior-year period. The increases largely reflect a tax litigation settlement and revisions to certain deferred tax accounts in the second quarter of 2010, as well as higher pretax income in the first half of this year.

CAPITAL LEVELS

City National remains well-capitalized, ending the second quarter of 2011 with a Tier 1 common shareholders' equity ratio of 10.5 percent, compared to 10.7 percent at March 31, 2011 and 9.7 percent at June 30, 2010.1

Total risk-based capital and Tier 1 risk-based capital ratios at June 30, 2011 were 13.3 percent and 10.7 percent, respectively.  City National's Tier 1 leverage ratio at June 30, 2011 was 7.1 percent. All of City National's capital ratios are above minimum regulatory standards for "well-capitalized" institutions.

Total risk-based capital, Tier 1 risk-based capital and the Tier 1 leverage ratios at March 31, 2011 were 13.7 percent, 10.9 percent and 7.1 percent, respectively.

The period-end ratio of equity to total assets at June 30, 2011 was 9.3 percent, unchanged from March 31, 2011, but up from 9.1 percent at June 30, 2010.

2011 OUTLOOK

Management continues to expect significantly increased profitability for 2011 as compared with 2010, and now anticipates credit costs for this year to be quite modest.

CONFERENCE CALL

City National Corporation will host a conference call this afternoon to discuss second-quarter 2011 financial results. The call will begin at 2:00 p.m. PDT. Analysts and investors may dial in and participate in the question/answer session. To access the call, please dial (866) 393-6804 and enter Conference ID 72749146.  A listen-only live broadcast of the call also will be available on the investor relations page of the corporation's Website at cnb.com.  There, it will be archived and available for 12 months.

ABOUT CITY NATIONAL

City National Corporation's wholly owned subsidiary, City National Bank, provides banking, investment and trust services through 79 offices, including 16 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada, New York City and Nashville, Tenn.  The corporation and its consolidated investment affiliates manage or administer $58.5 billion in client investment assets, including more than $36 billion under direct management.

For more information about City National, visit the corporation's Website at cnb.com.

The City National Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3142

SAFE-HARBOR LANGUAGE

This news release contains forward-looking statements about the Company, for which the Company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

A number of factors, many of which are beyond the Company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) changes in general economic, political or industry conditions and the related credit and market conditions, (2) changes in the pace of economic recovery and related changes in employment levels, (3) the effect of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the new rules and regulations to be promulgated by supervisory and oversight agencies implementing the new legislation, taking into account that the precise timing, extent and nature of such rules and regulations and the impact on the Company is uncertain, (4) significant changes in applicable laws and regulations, including those concerning taxes, banking and securities, (5) volatility in the municipal bond market, (6) changes in the level of nonperforming assets, charge-offs, other real estate owned and provision expense, (7) incorrect assumptions in the value of the loans acquired in FDIC-assisted acquisitions resulting in greater than anticipated losses in the acquired loan portfolios exceeding the losses covered by the loss-sharing agreements with the FDIC, (8) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board, (9) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources, (10) adequacy of the Company's enterprise risk management framework, (11) the Company's ability to increase market share and control expenses, (12) the Company's ability to attract new employees and retain and motivate existing employees, (13) increased competition in the Company's markets, (14) changes in the financial performance and/or condition of the Company's borrowers, including adverse impact on loan utilization rates, delinquencies, defaults and customers' ability to meet certain credit obligations, changes in customers' suppliers, and other counterparties' performance and creditworthiness, (15) a substantial and permanent loss of either client accounts and/or assets under management at the Company's investment advisory affiliates or its wealth management division, (16) changes in consumer spending, borrowing and savings habits, (17) soundness of other financial institutions which could adversely affect the Company, (18) protracted labor disputes in the Company's markets, (19) earthquake, fire or other natural disasters affecting the condition of real estate collateral, (20) the effect of acquisitions and integration of acquired businesses and de novo branching efforts, (21) the impact of changes in regulatory, judicial or legislative tax treatment of business transactions, (22) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies, and (23) the success of the Company at managing the risks involved in the foregoing.

Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance, including the factors that influence earnings.

For a more complete discussion of these risks and uncertainties, see the Company's Annual Report on Form 10-K for the year ended December 31, 2010 and particularly, Item 1A, titled "Risk Factors."

1For notes on non-GAAP measures, see pages 14 and 15 of the Selected Financial Information.

CITY NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS
(unaudited)
	Three Months			Six Months
For The Period Ended June 30,	2011	2010	% Change	2011	2010	% Change
Per Common Share
Net income available to common shareholders
Basic	$ 0.89	$ 0.78	14	$ 1.64	$ 0.98	67
Diluted	0.88	0.78	13	1.62	0.97	67
Dividends	0.20	0.10	100	0.40	0.20	100
Book value				39.24	36.51	7

Results of Operations: (In millions)
Interest income	$ 210	$ 208	1	$ 411	$ 410	0
Interest expense	19	26	(25)	39	52	(26)
Net interest income	191	182	5	372	358	4
Net interest income (Fully taxable-equivalent)	195	185	5	381	364	5
Total revenue	283	305	(7)	558	557	0
Provision for credit losses on loans and leases, excluding covered loans	--	32	(100)	--	87	(100)
Provision for losses on covered loans	2	47	(96)	21	47	(55)
Net income attributable to City National Corporation	47	41	15	87	57	53
Net income available to common shareholders	47	41	15	87	51	70

Financial Ratios:
Performance Ratios:
Return on average assets	0.87%	0.80%		0.81%	0.56%
Return on average common shareholders' equity	9.39	8.93		8.79	5.59
Period-end equity to period-end assets				9.25	9.08
Net interest margin	3.85	3.93		3.84	3.95
Expense to revenue ratio	66.24	55.27		65.93	58.43
Capital Adequacy Ratios (Period-end):
Tier 1 leverage				7.09	7.96
Tier 1 risk-based capital				10.66	11.69
Total risk-based capital				13.34	14.68

Asset Quality Ratios:
Allowance for loan and lease losses to:
Total loans and leases, excluding covered loans				2.28%	2.53%
Nonaccrual loans				200.25	111.68
Nonperforming assets, excluding covered assets, to:
Total loans and leases and other real estate owned, excluding covered assets				1.54	2.73
Total assets				0.80	1.48
Net recoveries (charge-offs) to average total loans and leases, excluding covered loans (annualized)	0.15%	(1.16)%		0.19%	(1.42)%

Average Balances: (In millions)
Loans and leases, excluding covered loans	$ 11,516	$ 11,582	(1)	$ 11,387	$ 11,763	(3)
Covered loans	1,770	2,003	(12)	1,790	1,918	(7)
Securities	6,224	4,244	47	5,960	4,141	44
Interest-earning assets	20,314	18,891	8	19,970	18,588	7
Assets	22,010	20,799	6	21,696	20,535	6
Core deposits	17,951	16,454	9	17,658	16,042	10
Deposits	18,785	17,600	7	18,486	17,234	7
Interest-bearing liabilities	10,723	10,599	1	10,629	10,491	1
Common shareholders' equity	2,028	1,856	9	2,001	1,850	8
Total equity	2,053	1,882	9	2,026	1,942	4

Period-End Balances: (In millions)
Loans and leases, excluding covered loans				$ 11,663	$ 11,483	2
Covered loans				1,725	2,081	(17)
Securities				6,474	4,890	32
Assets				22,526	21,231	6
Core deposits				18,439	16,816	10
Deposits				19,265	17,973	7
Common shareholders' equity				2,059	1,902	8
Total equity				2,084	1,927	8

Wealth Management: (In millions) (1)
Assets under management				$ 36,407	$ 34,172	7
Assets under management or administration				58,502	54,614	7

(1) Excludes $19.5 billion and $14.8 billion of assets under management for asset managers in which City National held a noncontrolling ownership interest as of June 30, 2011 and June 30, 2010, respectively.

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(Dollars in thousands	Three Months Ended June 30,			Six Months Ended June 30,
except per share data)	2011	2010	% Change	2011	2010	% Change
Interest income	$ 210,136	$ 207,803	1	$ 410,946	$ 409,869	0
Interest expense	19,309	25,805	(25)	38,829	52,366	(26)
Net Interest Income	190,827	181,998	5	372,117	357,503	4

Provision for credit losses on loans and leases, excluding covered loans	--	32,000	(100)	--	87,000	(100)
Provision for losses on covered loans	1,716	46,516	(96)	20,832	46,516	(55)

Noninterest Income
Trust and investment fees	36,687	33,976	8	72,325	67,485	7
Brokerage and mutual fund fees	4,864	5,461	(11)	10,525	10,742	(2)
Cash management and deposit transaction fees	10,905	12,008	(9)	22,630	24,584	(8)
International services	9,015	8,374	8	17,331	14,882	16
FDIC loss sharing (expense) income, net	(10,684)	28,339	(138)	(2,079)	37,425	(106)
Gain (loss) on securities	1,395	(151)	1,024	1,361	980	39
Gain (loss) on disposal of assets	8,422	(2,814)	399	10,846	(1,423)	862
Gain on acquisition	8,164	25,228	(68)	8,164	25,228	(68)
Other	23,169	12,215	90	44,727	19,606	128
Total noninterest income	91,937	122,636	(25)	185,830	199,509	(7)

Noninterest Expense
Salaries and employee benefits	112,139	99,110	13	223,151	194,569	15
Net occupancy of premises	13,665	13,347	2	27,011	26,252	3
Legal and professional fees	14,790	13,754	8	24,867	22,937	8
Information services	8,335	7,538	11	15,832	15,054	5
Depreciation and amortization	6,904	6,363	9	13,652	12,710	7
Amortization of intangibles	2,104	2,128	(1)	4,272	4,575	(7)
Marketing and advertising	7,626	5,798	32	14,144	11,046	28
Office services and equipment	4,672	4,272	9	9,278	8,070	15
Other real estate owned	22,162	16,892	31	36,651	34,089	8
FDIC assessments	8,524	7,662	11	18,330	14,183	29
Other	10,911	9,823	11	22,041	19,136	15
Total noninterest expense	211,832	186,687	13	409,229	362,621	13

Income Before Taxes	69,216	39,431	76	127,886	60,875	110

Applicable Income Taxes	20,650	(2,859)	822	38,536	1,559	2,372

Net Income	$ 48,566	$ 42,290	15	$ 89,350	$ 59,316	51

Less: Net income attributable to noncontrolling interest	1,095	972	13	2,187	2,300	(5)

Net income attributable to City National Corporation	$ 47,471	$ 41,318	15	$ 87,163	$ 57,016	53

Less: Dividends and accretion on preferred stock	--	--	--	--	5,702	(100)

Net income available to common shareholders	$ 47,471	$ 41,318	15	$ 87,163	$ 51,314	70

Other Data:
Earnings per common share - basic	$ 0.89	$ 0.78	14	$ 1.64	$ 0.98	67
Earnings per common share - diluted	$ 0.88	$ 0.78	13	$ 1.62	$ 0.97	67
Dividends paid per common share	$ 0.20	$ 0.10	100	$ 0.40	$ 0.20	100
Common dividend payout ratio	22.40%	12.71%	76	24.34%	20.40%	19
Return on average assets	0.87%	0.80%	9	0.81%	0.56%	45
Return on average common shareholders' equity	9.39%	8.93%	5	8.79%	5.59%	57
Net interest margin (Fully taxable-equivalent)	3.85%	3.93%	(2)	3.84%	3.95%	(3)
Full-time equivalent employees	3,328	3,144	6

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)
	2011
(Dollars in thousands	Second	First	Year to
except per share data)	Quarter	Quarter	Date
Interest income	$ 210,136	$ 200,810	$ 410,946
Interest expense	19,309	19,520	38,829
Net Interest Income	190,827	181,290	372,117

Provision for credit losses on loans and leases, excluding covered loans	--	--	--
Provision for losses on covered loans	1,716	19,116	20,832

Noninterest Income
Trust and investment fees	36,687	35,638	72,325
Brokerage and mutual fund fees	4,864	5,661	10,525
Cash management and deposit transaction fees	10,905	11,725	22,630
International services	9,015	8,316	17,331
FDIC loss sharing (expense) income, net	(10,684)	8,605	(2,079)
Gain (loss) on securities	1,395	(34)	1,361
Gain on disposal of assets	8,422	2,424	10,846
Gain on acquisition	8,164	--	8,164
Other	23,169	21,558	44,727
Total noninterest income	91,937	93,893	185,830

Noninterest Expense
Salaries and employee benefits	112,139	111,012	223,151
Net occupancy of premises	13,665	13,346	27,011
Legal and professional fees	14,790	10,077	24,867
Information services	8,335	7,497	15,832
Depreciation and amortization	6,904	6,748	13,652
Amortization of intangibles	2,104	2,168	4,272
Marketing and advertising	7,626	6,518	14,144
Office services and equipment	4,672	4,606	9,278
Other real estate owned	22,162	14,489	36,651
FDIC assessments	8,524	9,806	18,330
Other	10,911	11,130	22,041
Total noninterest expense	211,832	197,397	409,229

Income Before Taxes	69,216	58,670	127,886

Applicable Income Taxes	20,650	17,886	38,536

Net Income	$ 48,566	$ 40,784	$ 89,350

Less: Net income attributable to noncontrolling interest	1,095	1,092	2,187

Net income attributable to City National Corporation	$ 47,471	$ 39,692	$ 87,163

Other Data:
Earnings per common share - basic	$ 0.89	$ 0.75	$ 1.64
Earnings per common share - diluted	$ 0.88	$ 0.74	$ 1.62
Dividends paid per common share	$ 0.20	$ 0.20	$ 0.40
Common dividend payout ratio	22.40%	26.65%	24.34%
Return on average assets	0.87%	0.75%	0.81%
Return on average common shareholders' equity	9.39%	8.16%	8.79%
Net interest margin (Fully taxable-equivalent)	3.85%	3.84%	3.84%
Full-time equivalent employees	3,328	3,258

CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)
	2010
(Dollars in thousands	Fourth	Third	Second	First	Year to
except per share data)	Quarter	Quarter	Quarter	Quarter	Date
Interest income	$ 206,266	$ 214,061	$ 207,803	$ 202,066	$ 830,196
Interest expense	21,160	26,345	25,805	26,561	99,871
Net Interest Income	185,106	187,716	181,998	175,505	730,325

Provision for credit losses on loans and leases, excluding covered loans	3,000	13,000	32,000	55,000	103,000
Provision for losses on covered loans	21,469	8,233	46,516	--	76,218

Noninterest Income
Trust and investment fees	34,547	32,695	33,976	33,509	134,727
Brokerage and mutual fund fees	6,506	6,494	5,461	5,281	23,742
Cash management and deposit transaction fees	11,389	11,620	12,008	12,576	47,593
International services	8,510	7,905	8,374	6,508	31,297
FDIC loss sharing income (expense), net	26,287	(377)	28,339	9,086	63,335
(Loss) gain on securities	(2,917)	299	(151)	1,131	(1,638)
Gain (loss) on disposal of assets	1,657	2,603	(2,814)	1,391	2,837
Gain on acquisition	--	2,111	25,228	--	27,339
Other	9,089	3,448	12,215	7,391	32,143
Total noninterest income	95,068	66,798	122,636	76,873	361,375

Noninterest Expense
Salaries and employee benefits	111,857	103,397	99,110	95,459	409,823
Net occupancy of premises	14,852	14,463	13,347	12,905	55,567
Legal and professional fees	14,071	10,633	13,754	9,183	47,641
Information services	7,830	7,940	7,538	7,516	30,824
Depreciation and amortization	6,784	6,351	6,363	6,347	25,845
Amortization of intangibles	2,233	2,228	2,128	2,447	9,036
Marketing and advertising	7,112	4,954	5,798	5,248	23,112
Office services and equipment	4,276	4,035	4,272	3,798	16,381
Other real estate owned	16,380	12,642	16,892	17,197	63,111
FDIC assessments	7,311	7,561	7,662	6,521	29,055
Other	11,322	10,477	9,823	9,313	40,935
Total noninterest expense	204,028	184,681	186,687	175,934	751,330

Income Before Taxes	51,677	48,600	39,431	21,444	161,152

Applicable Income Taxes	11,035	13,461	(2,859)	4,418	26,055

Net Income	$ 40,642	$ 35,139	$ 42,290	$ 17,026	$ 135,097

Less: Net income attributable to noncontrolling interest	899	721	972	1,328	3,920

Net income attributable to City National Corporation	$ 39,743	$ 34,418	$ 41,318	$ 15,698	$ 131,177

Less: Dividends and accretion on preferred stock	--	--	--	5,702	5,702

Net income available to common shareholders	$ 39,743	$ 34,418	$ 41,318	$ 9,996	$ 125,475

Other Data:
Earnings per common share - basic	$ 0.75	$ 0.65	$ 0.78	$ 0.19	$ 2.38
Earnings per common share - diluted	$ 0.74	$ 0.65	$ 0.78	$ 0.19	$ 2.36
Dividends paid per common share	$ 0.10	$ 0.10	$ 0.10	$ 0.10	$ 0.40
Common dividend payout ratio	13.27%	15.31%	12.71%	52.16%	16.75%
Return on average assets	0.72%	0.63%	0.80%	0.31%	0.62%
Return on average common shareholders' equity	7.99%	7.06%	8.93%	2.20%	6.59%
Net interest margin (Fully taxable-equivalent)	3.71%	3.84%	3.93%	3.97%	3.86%
Full-time equivalent employees	3,178	3,195	3,144	2,983

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEET
(unaudited)
	2011
(In thousands)	Second Quarter	First Quarter
Assets
Cash and due from banks	$ 181,203	$ 203,600
Federal funds sold	123,000	100,000
Due from banks - interest-bearing	725,304	743,569
Securities available-for-sale	6,348,055	5,849,390
Trading securities	125,829	81,287
Loans and leases:
Commercial	4,800,252	4,468,177
Commercial real estate mortgages	1,930,269	1,902,862
Residential mortgages	3,710,765	3,603,058
Real estate construction	355,014	415,241
Equity lines of credit	735,899	733,567
Installment	130,924	146,779
Loans and leases, excluding covered loans	11,663,123	11,269,684
Allowance for loan and lease losses	(265,933)	(263,356)
Loans and leases, excluding covered loans, net	11,397,190	11,006,328
Covered loans, net (1)	1,657,004	1,684,068
Net loans and leases	13,054,194	12,690,396
Premises and equipment, net	134,511	131,345
Goodwill and other intangibles	526,207	527,419
Other real estate owned (2)	162,541	178,164
FDIC indemnification asset	261,734	270,576
Other assets	883,511	860,186
Total assets	$ 22,526,089	$ 21,635,932

Liabilities
Deposits:
Noninterest-bearing	$ 9,403,425	$ 8,756,877
Interest-bearing	9,861,695	9,721,062
Total deposits	19,265,120	18,477,939
Short-term borrowings	149,771	151,663
Long-term debt	701,829	703,173
Other liabilities	281,622	246,517
Total liabilities	20,398,342	19,579,292

Redeemable noncontrolling interest	43,737	46,013

Equity
City National Corporation shareholders' equity:
Common stock	53,886	53,886
Additional paid-in capital	485,064	480,918
Retained earnings	1,547,989	1,511,153
Accumulated other comprehensive income	56,293	26,535
Treasury shares	(84,311)	(86,954)
Total common shareholders' equity	2,058,921	1,985,538
Total shareholders' equity	2,058,921	1,985,538
Noncontrolling interest	25,089	25,089
Total equity	2,084,010	2,010,627
Total liabilities and equity	$ 22,526,089	$ 21,635,932

(1) Covered loans are net of $67.6 million and $82.0 million of allowance for loan losses as of June 30, 2011 and March 31, 2011, respectively.
(2) Other real estate owned includes $114.9 million and $121.8 million covered by FDIC loss share at June 30, 2011 and March 31, 2011, respectively.

CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEET
(unaudited)
	2010
(In thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Assets
Cash and due from banks	$ 126,882	$ 224,363	$ 184,277	$ 293,855
Federal funds sold	165,000	395,010	404,760	50,000
Due from banks - interest-bearing	142,807	506,081	336,244	429,157
Securities available-for-sale	5,720,675	5,397,870	4,761,143	3,928,481
Trading securities	255,397	170,750	129,287	68,405
Loans and leases:
Commercial	4,514,329	4,364,143	4,286,104	4,424,233
Commercial real estate mortgages	1,958,317	1,967,959	2,078,003	2,121,941
Residential mortgages	3,552,312	3,586,858	3,577,894	3,514,149
Real estate construction	467,785	575,060	629,902	730,734
Equity lines of credit	733,741	757,210	742,071	733,550
Installment	160,144	167,395	169,070	164,929
Loans and leases, excluding covered loans	11,386,628	11,418,625	11,483,044	11,689,536
Allowance for loan and lease losses	(257,007)	(274,167)	(290,492)	(292,799)
Loans and leases, excluding covered loans, net	11,129,621	11,144,458	11,192,552	11,396,737
Covered loans, net (1)	1,790,133	1,910,133	2,034,591	1,803,048
Net loans and leases	12,919,754	13,054,591	13,227,143	13,199,785
Premises and equipment, net	128,426	123,427	121,960	123,178
Goodwill and other intangibles	528,634	522,592	524,820	523,135
Other real estate owned (2)	178,183	168,853	153,292	135,551
FDIC indemnification asset	295,466	324,240	394,012	325,356
Other assets	891,894	935,839	994,509	989,572
Total assets	$ 21,353,118	$ 21,823,616	$ 21,231,447	$ 20,066,475

Liabilities
Deposits:
Noninterest-bearing	$ 8,457,178	$ 8,455,164	$ 8,173,386	$ 7,881,959
Interest-bearing	9,719,684	9,958,442	9,799,527	9,081,770
Total deposits	18,176,862	18,413,606	17,972,913	16,963,729
Short-term borrowings	153,444	156,359	3,400	9,614
Long-term debt	704,971	950,792	985,974	986,585
Other liabilities	287,447	278,729	294,578	196,471
Total liabilities	19,322,724	19,799,486	19,256,865	18,156,399

Redeemable noncontrolling interest	45,676	46,967	47,622	46,665

Equity
City National Corporation shareholders' equity:
Common stock	53,886	53,886	53,886	53,886
Additional paid-in capital	487,868	487,919	483,983	505,330
Retained earnings	1,482,037	1,447,569	1,418,486	1,382,421
Accumulated other comprehensive income	36,853	73,369	58,050	23,927
Treasury shares	(101,065)	(110,769)	(112,634)	(127,342)
Total common shareholders' equity	1,959,579	1,951,974	1,901,771	1,838,222
Total shareholders' equity	1,959,579	1,951,974	1,901,771	1,838,222
Noncontrolling interest	25,139	25,189	25,189	25,189
Total equity	1,984,718	1,977,163	1,926,960	1,863,411
Total liabilities and equity	$ 21,353,118	$ 21,823,616	$ 21,231,447	$ 20,066,475

(1) Covered loans are net of $67.4 million, $50.1 million and $46.3 million of allowance for loan losses as of December 31, 2010, September 30, 2010 and June 30, 2010, respectively.
(2) Other real estate owned includes $120.9 million, $110.4 million, $98.8 million and $77.5 million covered by FDIC loss share at December 31, 2010, September 30, 2010, June 30, 2010, and March 31, 2010, respectively.

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CREDIT LOSS EXPERIENCE
(unaudited)
	2011			2010
(Dollars in thousands)	Second Quarter	First Quarter	Year To Date	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year To Date

Allowance for Loan and Lease Losses, Excluding Covered Loans

Balance at beginning of period	$ 263,356	$ 257,007	$ 257,007	$ 274,167	$ 290,492	$ 292,799	$ 288,493	$ 288,493

Net recoveries/(charge-offs):
Commercial	2,616	(1,937)	679	(6,510)	(17,871)	(21,290)	(17,625)	(63,296)
Commercial real estate mortgages	1,269	6,212	7,481	(5,275)	(8,954)	(402)	(14,967)	(29,598)
Residential mortgages	(253)	(615)	(868)	(624)	(572)	(610)	(1,391)	(3,197)
Real estate construction	577	3,826	4,403	(5,496)	39	(10,944)	(14,183)	(30,584)
Equity lines of credit	(120)	(757)	(877)	(628)	(793)	(337)	(210)	(1,968)
Installment	106	(202)	(96)	(499)	(83)	88	(1,160)	(1,654)
Total net recoveries/(charge-offs)	4,195	6,527	10,722	(19,032)	(28,234)	(33,495)	(49,536)	(130,297)

Provision for credit losses	--	--	--	3,000	13,000	32,000	55,000	103,000

Transfers (to) from reserve for off-balance sheet credit commitments	(1,618)	(178)	(1,796)	(1,128)	(1,091)	(812)	(1,158)	(4,189)

Balance at end of period	$ 265,933	$ 263,356	$ 265,933	$ 257,007	$ 274,167	$ 290,492	$ 292,799	$ 257,007

Net Recoveries/(Charge-Offs) to Average Total Loans and Leases, Excluding Covered Assets (annualized):

Commercial	0.22%	(0.18)%	0.03%	(0.59)%	(1.66)%	(1.97)%	(1.57)%	(1.44)%
Commercial real estate mortgages	0.27%	1.31%	0.79%	(1.07)%	(1.75)%	(0.08)%	(2.82)%	(1.44)%
Residential mortgage	(0.03)%	(0.07)%	(0.05)%	(0.07)%	(0.06)%	(0.07)%	(0.16)%	(0.09)%
Real estate construction	0.59%	3.46%	2.11%	(4.05)%	0.03%	(6.36)%	(7.12)%	(4.63)%
Equity lines of credit	(0.07)%	(0.42)%	(0.24)%	(0.34)%	(0.42)%	(0.18)%	(0.12)%	(0.26)%
Installment	0.32%	(0.55)%	(0.14)%	(1.18)%	(0.19)%	0.21%	(2.77)%	(0.98)%
Total loans and leases, excluding covered loans	0.15%	0.24%	0.19%	(0.66)%	(0.98)%	(1.16)%	(1.68)%	(1.13)%

Reserve for Off-Balance Sheet Credit Commitments

Balance at beginning of period	$ 21,707	$ 21,529	$ 21,529	$ 20,401	$ 19,310	$ 18,498	$ 17,340	$ 17,340
Transfers from (to) allowance	1,618	178	1,796	1,128	1,091	812	1,158	4,189
Balance at end of period	$ 23,325	$ 21,707	$ 23,325	$ 21,529	$ 20,401	$ 19,310	$ 18,498	$ 21,529

Allowance for Losses on Covered Loans

Balance at beginning of period	$ 82,016	$ 67,389	$ 67,389	$ 50,057	$ 46,255	$ --	$ --	$ --
Provision for losses	1,716	19,116	20,832	21,469	8,233	46,516	--	76,218
Net recoveries/(charge-offs)	--	--	--	--	(414)	--	--	(414)
Reduction in allowance due to loan removals	(16,103)	(4,489)	(20,592)	(4,137)	(4,017)	(261)	--	(8,415)
Balance at end of period	$ 67,629	$ 82,016	$ 67,629	$ 67,389	$ 50,057	$ 46,255	$ --	$ 67,389

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
NONPERFORMING ASSETS
(unaudited)
	2011		2010
(Dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Nonperforming assets, excluding covered assets
Nonaccrual loans, excluding covered loans
Commercial	$ 23,575	$ 18,222	$ 20,633	$ 28,917	$ 46,530	$ 73,838
Commercial real estate mortgages	26,676	28,028	44,882	50,366	57,155	66,194
Residential mortgages	14,211	14,544	18,721	16,259	11,506	12,045
Real estate construction	60,543	81,448	98,209	135,778	138,909	164,985
Equity lines of credit	6,668	6,676	6,782	5,584	3,909	4,089
Installment	1,127	8,474	1,696	2,201	2,109	8,865
Total nonaccrual loans, excluding covered loans	132,800	157,392	190,923	239,105	260,118	330,016

Other real estate owned, excluding covered OREO	47,634	56,342	57,317	58,462	54,451	58,025

Total nonperforming assets, excluding covered assets	$ 180,434	$ 213,734	$ 248,240	$ 297,567	$ 314,569	$ 388,041

Nonperforming covered assets
Nonaccrual loans	$ 1,408	$ 2,343	$ 2,557	$ 2,633	$ --	$ --
Other real estate owned	114,907	121,822	120,866	110,391	98,841	77,526
Total nonperforming covered assets	$ 116,315	$ 124,165	$ 123,423	$ 113,024	$ 98,841	$ 77,526

Loans 90 days or more past due on accrual status, excluding covered loans	$ 7,214	$ 3,679	$ 2,499	$ 1,020	$ 789	$ 1,712

Covered loans 90 days or more past due on accrual status	$ 368,379	$ 390,267	$ 399,019	$ 416,875	$ 362,722	$ 323,620

Allowance for loan and lease losses as a percentage of:
Nonaccrual loans	200.25%	167.32%	134.61%	114.66%	111.68%	88.72%
Total nonperforming assets, excluding covered assets	147.39%	123.22%	103.53%	92.14%	92.35%	75.46%
Total loans and leases, excluding covered loans	2.28%	2.34%	2.26%	2.40%	2.53%	2.50%

Nonaccrual loans as a percentage of total loans, excluding covered loans	1.14%	1.40%	1.68%	2.09%	2.27%	2.82%

Nonperforming assets, excluding covered assets, as a percentage of:
Total loans and other real estate owned, excluding covered assets	1.54%	1.89%	2.17%	2.59%	2.73%	3.30%
Total assets	0.80%	0.99%	1.16%	1.36%	1.48%	1.93%

CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)
	2011
	Second Quarter		First Quarter		Year to Date
(Dollars in millions)	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate
Assets
Interest-earning assets
Loans and leases
Commercial	$ 4,693	4.22%	$ 4,437	4.30%	$ 4,566	4.26%
Commercial real estate mortgages	1,904	5.67	1,924	5.56	1,914	5.61
Residential mortgages	3,663	4.78	3,563	4.81	3,613	4.80
Real estate construction	395	5.10	448	4.56	422	4.81
Equity lines of credit	730	3.59	733	3.57	731	3.58
Installment	131	4.88	151	4.81	141	4.85
Total loans and leases, excluding covered loans	11,516	4.64	11,256	4.67	11,387	4.65
Covered loans	1,770	8.70	1,811	7.78	1,790	8.24
Total loans and leases	13,286	5.19	13,067	5.11	13,177	5.15
Due from banks - interest-bearing	526	0.31	490	0.25	509	0.28
Federal funds sold and securities purchased under resale agreements	143	0.28	232	0.27	187	0.27
Securities available-for-sale	6,155	2.67	5,631	2.77	5,895	2.72
Trading securities	69	1.45	62	0.85	65	1.17
Other interest-earning assets	135	2.09	139	2.04	137	2.07
Total interest-earning assets	20,314	4.23	19,621	4.24	19,970	4.24
Allowance for loan and lease losses	(344)		(329)		(336)
Cash and due from banks	184		201		193
Other non-earning assets	1,856		1,885		1,869
Total assets	$ 22,010		$ 21,378		$ 21,696

Liabilities and Equity
Interest-bearing deposits
Interest checking accounts	$ 1,707	0.17%	$ 1,772	0.19%	$ 1,739	0.18%
Money market accounts	6,683	0.43	6,452	0.45	6,568	0.44
Savings deposits	327	0.32	303	0.34	315	0.33
Time deposits - under $100,000	308	0.49	325	0.56	317	0.53
Time deposits -- $100,000 and over	833	0.70	823	0.75	828	0.72
Total interest-bearing deposits	9,858	0.41	9,675	0.43	9,767	0.42

Federal funds purchased and securities sold under repurchase agreements	10	0.07	--	0.00	5	0.07
Other borrowings	855	4.36	858	4.41	857	4.38
Total interest-bearing liabilities	10,723	0.72	10,533	0.75	10,629	0.74
Noninterest-bearing deposits	8,927		8,509		8,719
Other liabilities	307		338		322
Total equity	2,053		1,998		2,026
Total liabilities and equity	$ 22,010		$ 21,378		$ 21,696

Net interest spread		3.51%		3.49%		3.50%
Net interest margin		3.85%		3.84%		3.84%

Average prime rate		3.25%		3.25%		3.25%

CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)
	2010
	Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Year to Date
(Dollars in millions)	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate
Assets
Interest-earning assets
Loans and leases
Commercial	$ 4,392	4.39%	$ 4,277	4.51%	$ 4,339	4.50%	$ 4,559	4.33%	$ 4,391	4.43%
Commercial real estate mortgages	1,965	5.57	2,027	5.60	2,098	5.59	2,151	5.49	2,060	5.56
Residential mortgages	3,567	4.97	3,581	5.28	3,542	5.36	3,522	5.39	3,553	5.25
Real estate construction	538	4.29	610	4.04	691	3.91	807	3.70	661	3.96
Equity lines of credit	743	3.57	750	3.60	743	3.58	735	3.56	743	3.58
Installment	167	5.19	170	5.27	169	5.16	170	5.14	169	5.19
Total loans and leases, excluding covered loans	11,372	4.72	11,415	4.86	11,582	4.88	11,944	4.80	11,577	4.81
Covered loans	1,908	7.41	2,016	7.75	2,003	6.90	1,833	6.44	1,940	7.14
Total loans and leases	13,280	5.10	13,431	5.28	13,585	5.18	13,777	5.03	13,517	5.15
Due from banks - interest-bearing	897	0.25	835	0.26	701	0.24	275	0.51	679	0.28
Federal funds sold and securities purchased under resale agreements	373	0.25	360	0.26	213	0.25	46	0.20	249	0.25
Securities available-for-sale	5,371	2.78	4,922	3.02	4,190	3.28	3,974	3.39	4,619	3.08
Trading securities	59	0.42	58	0.23	54	0.18	62	(0.33)	58	0.12
Other interest-earning assets	146	2.00	149	2.00	148	1.80	147	1.76	148	1.89
Total interest-earning assets	20,126	4.13	19,755	4.37	18,891	4.48	18,281	4.56	19,270	4.38
Allowance for loan and lease losses	(325)		(332)		(308)		(295)		(315)
Cash and due from banks	201		212		241		299		238
Other non-earning assets	1,920		1,980		1,975		1,982		1,964
Total assets	$ 21,922		$ 21,615		$ 20,799		$ 20,267		$ 21,157

Liabilities and Equity
Interest-bearing deposits
Interest checking accounts	$ 1,680	0.18%	$ 1,703	0.19%	$ 2,385	0.24%	$ 2,235	0.24%	$ 1,999	0.22%
Money market accounts	6,755	0.45	6,643	0.53	5,365	0.57	4,853	0.62	5,911	0.53
Savings deposits	290	0.34	293	0.39	301	0.45	387	0.66	317	0.48
Time deposits - under $100,000	355	0.49	400	0.29	414	0.83	556	0.62	431	0.57
Time deposits -- $100,000 and over	965	0.73	1,097	0.78	1,147	0.82	1,239	0.96	1,111	0.83
Total interest-bearing deposits	10,045	0.43	10,136	0.49	9,612	0.53	9,270	0.58	9,769	0.50

Federal funds purchased and securities sold under repurchase agreements	--	0.00	173	3.78	183	3.74	300	2.62	163	3.24
Other borrowings	900	4.54	869	5.60	804	5.75	812	5.73	847	5.38
Total interest-bearing liabilities	10,945	0.77	11,178	0.94	10,599	0.98	10,382	1.04	10,779	0.93
Noninterest-bearing deposits	8,642		8,161		7,988		7,594		8,100
Other liabilities	336		316		330		288		317
Total equity	1,999		1,960		1,882		2,003		1,961
Total liabilities and equity	$ 21,922		$ 21,615		$ 20,799		$ 20,267		$ 21,157

Net interest spread		3.36%		3.43%		3.50%		3.52%		3.45%
Net interest margin		3.71%		3.84%		3.93%		3.97%		3.86%

Average prime rate		3.25%		3.25%		3.25%		3.25%		3.25%

CITY NATIONAL CORPORATION
CAPITAL AND CREDIT RATING DATA
(unaudited)

	2011			2010
	Second Quarter	First Quarter	Year To Date	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year To Date
Per Common Share:
Shares Outstanding (in thousands):
Average - Basic	52,462	52,320	52,392	52,154	52,105	52,012	51,690	51,992
Average - Diluted	52,977	52,894	52,931	52,680	52,498	52,542	52,092	52,455
Period-end	52,475	52,440		52,247	52,114	52,089	51,888
Book value for common shareholders	$ 39.24	$ 37.86		$ 37.51	$ 37.46	$ 36.51	$ 35.43
Closing price:
High	$ 58.75	$ 62.90	$ 62.90	$ 62.91	$ 58.00	$ 64.13	$ 54.86	$ 64.13
Low	52.02	55.65	52.02	51.57	47.91	51.23	45.81	45.81
Period-end	54.25	57.05		61.36	53.07	51.23	53.97

Capital Ratios (Dollars in millions):
Risk-based capital
Risk-weighted assets (1)	$ 14,286	$ 13,551		$ 13,712	$ 13,788	$ 13,807	$ 13,856
Tier 1 common shareholders' equity	$ 1,493	$ 1,449		$ 1,412	$ 1,373	$ 1,337	$ 1,309
Percentage of risk-weighted assets (2)	10.45%	10.69%		10.29%	9.96%	9.68%	9.44%
Tier 1 capital	$ 1,523	$ 1,479		$ 1,442	$ 1,651	$ 1,614	$ 1,586
Percentage of risk-weighted assets	10.66%	10.91%		10.52%	11.97%	11.69%	11.44%
Total capital	$ 1,905	$ 1,853		$ 1,821	$ 2,032	$ 2,027	$ 1,998
Percentage of risk-weighted assets	13.34%	13.68%		13.28%	14.74%	14.68%	14.42%
Tier 1 leverage ratio	7.09%	7.09%		6.74%	7.82%	7.96%	8.03%

Period-end equity to period-end assets	9.25%	9.29%		9.29%	9.06%	9.08%	9.29%
Period-end common shareholders' equity to period-end assets	9.14%	9.18%		9.18%	8.94%	8.96%	9.16%

Average equity to average assets	9.33%	9.35%	9.34%	9.12%	9.07%	9.05%	9.88%	9.27%
Average common shareholders' equity to average assets	9.22%	9.23%	9.22%	9.01%	8.95%	8.93%	9.10%	8.99%

Period-end tangible equity to period-end tangible assets (2)	7.08%	7.03%		6.99%	6.83%	6.77%	6.86%

Average tangible equity to average tangible assets (2)	7.11%	7.05%	7.08%	6.89%	6.81%	6.70%	7.49%	6.96%

Senior Debt Credit Ratings
For The Period Ended June 30, 2011
	Moody's	Fitch	Standard & Poor's	DBRS
City National Bank	A1	A-	A-	A (high)
City National Corporation	A2	A-	BBB+	A

(1) In accordance with applicable bank regulatory guidelines, the Company calculates risk-weighted assets by assigning assets and credit equivalent amounts of derivatives and off-balance sheet items to one of several broad risk categories according to the obligor, or, if relevant, the guarantor or the nature of the collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are added together for determining risk-weighted assets.
(2) The Tier 1 common shareholders' equity to risk-weighted assets ratio and tangible equity to tangible assets ratio are non-GAAP financial measures. For notes on non-GAAP measures, see pages 14 and 15 of the Selected Financial Information.

CITY NATIONAL CORPORATION
COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
(unaudited)

City National Corporation applies the two-class method of computing basic and diluted earnings per share ("EPS"). Under the two-class method, EPS is determined for each class of common stock and participating security according to dividends declared and participation rights in undistributed earnings. The Company grants restricted shares under a share-based compensation plan that qualify as participating securities. The computation of basic and diluted EPS is presented in the following table:

	2011			2010
(Dollars in thousands, except per share amounts)	Second Quarter	First Quarter	Year to Date	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year to Date
Basic EPS:
Net income attributable to City National Corporation	$ 47,471	$ 39,692	$ 87,163	$ 39,743	$ 34,418	$ 41,318	$ 15,698	$ 131,177
Less: Dividends and accretion on preferred stock	--	--	--	--	--	--	5,702	5,702
Net income available to common shareholders	$ 47,471	$ 39,692	$ 87,163	$ 39,743	$ 34,418	$ 41,318	$ 9,996	$ 125,475
Less: Earnings allocated to participating securities	759	578	1,333	532	447	535	113	1,605
Earnings allocated to common shareholders	$ 46,712	$ 39,114	$ 85,830	$ 39,211	$ 33,971	$ 40,783	$ 9,883	$ 123,870

Weighted average common shares outstanding	52,462	52,320	52,392	52,154	52,105	52,012	51,690	51,992

Basic earnings per common share	$ 0.89	$ 0.75	$ 1.64	$ 0.75	$ 0.65	$ 0.78	$ 0.19	$ 2.38

Diluted EPS:
Earnings allocated to common shareholders (1)	$ 46,718	$ 39,119	$ 85,841	$ 39,216	$ 33,974	$ 40,787	$ 9,883	$ 123,882

Weighted average common shares outstanding	52,462	52,320	52,392	52,154	52,105	52,012	51,690	51,992
Dilutive effect of equity awards	515	574	539	526	393	530	402	463
Weighted average diluted common shares outstanding	52,977	52,894	52,931	52,680	52,498	52,542	52,092	52,455

Diluted earnings per common share	$ 0.88	$ 0.74	$ 1.62	$ 0.74	$ 0.65	$ 0.78	$ 0.19	$ 2.36

(1) Earnings allocated to common shareholders for basic and diluted EPS may differ under the two-class method as a result of adding common stock equivalents for options and warrants to dilutive shares outstanding, which alters the ratio used to allocate earnings to common shareholders and participating securities for the purposes of calculating diluted EPS.

CITY NATIONAL CORPORATION
NON-GAAP FINANCIAL MEASURES
(unaudited)

(a) Tangible equity ratios

Tangible equity to tangible assets is a non-GAAP financial measure that represents total equity less identifiable intangible assets and goodwill divided by total assets less identifiable intangible assets and goodwill. Management reviews this measure in evaluating the Company's capital levels and has included the ratio in response to market participant interest in tangible equity as a measure of capital. A reconciliation of the GAAP to non-GAAP measure is set forth below:
	2011			2010
(Dollars in thousands)	Second Quarter	First Quarter	Year to Date	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year to Date
Period End:
Total equity	$ 2,084,010	$ 2,010,627		$ 1,984,718	$ 1,977,163	$ 1,926,960	$ 1,863,411
Less: Goodwill and other intangibles	(526,207)	(527,419)		(528,634)	(522,592)	(524,820)	(523,135)
Tangible equity (A)	1,557,803	1,483,208		1,456,084	1,454,571	1,402,140	1,340,276

Total assets	$ 22,526,089	$ 21,635,932		$ 21,353,118	$ 21,823,616	$ 21,231,447	$ 20,066,475
Less: Goodwill and other intangibles	(526,207)	(527,419)		(528,634)	(522,592)	(524,820)	(523,135)
Tangible assets (B)	$ 21,999,882	$ 21,108,513		$ 20,824,484	$ 21,301,024	$ 20,706,627	$ 19,543,340

Period-end tangible equity to period-end tangible assets (A)/(B)	7.08%	7.03%		6.99%	6.83%	6.77%	6.86%

Average Balance:
Total equity	$ 2,053,447	$ 1,998,006	$ 2,025,880	$ 1,999,494	$ 1,960,206	$ 1,881,635	$ 2,003,150	$ 1,961,109
Less: Goodwill and other intangibles	(527,072)	(528,205)	(527,635)	(525,747)	(523,855)	(522,311)	(524,838)	(524,189)
Tangible equity (C)	1,526,375	1,469,801	1,498,245	1,473,747	1,436,351	1,359,324	1,478,312	1,436,920

Total assets	$ 22,009,749	$ 21,377,904	$ 21,695,572	$ 21,922,240	$ 21,614,748	$ 20,799,187	$ 20,267,248	$ 21,156,661
Less: Goodwill and other intangibles	(527,072)	(528,205)	(527,635)	(525,747)	(523,855)	(522,311)	(524,838)	(524,189)
Tangible assets (D)	$ 21,482,677	$ 20,849,699	$ 21,167,937	$ 21,396,493	$ 21,090,893	$ 20,276,876	$ 19,742,410	$ 20,632,472

Average tangible equity to average tangible assets (C)/(D)	7.11%	7.05%	7.08%	6.89%	6.81%	6.70%	7.49%	6.96%

CITY NATIONAL CORPORATION
NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

(b) Tier 1 common shareholders' equity to risk-based assets

The Tier 1 common shareholders' equity to risk-based assets ratio, also known as Tier 1 common ratio, is calculated by dividing (a) Tier 1 capital less non-common components including qualifying noncontrolling interest in subsidiaries and qualifying trust preferred securities by (b) risk-weighted assets. Tier 1 capital and risk-weighted assets are calculated in accordance with applicable bank regulatory guidelines. This ratio is a non-GAAP measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews this measure in evaluating the Company's capital levels and has included these ratios in response to market participant interest in the Tier 1 common shareholders' equity to risk-based assets ratio.

	2011		2010
(Dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Tier 1 capital	$ 1,523,269	$ 1,478,820	$ 1,441,837	$ 1,650,793	$ 1,614,341	$ 1,585,727
Less: Noncontrolling interest	(25,089)	(25,089)	(25,139)	(25,189)	(25,088)	(25,088)
Less: Trust preferred securities	(5,155)	(5,155)	(5,155)	(252,115)	(252,088)	(252,062)
Tier 1 common shareholders' equity (A)	$ 1,493,025	$ 1,448,576	$ 1,411,543	$ 1,373,489	$ 1,337,165	$ 1,308,577

Risk-weighted assets (B)	$ 14,285,572	$ 13,551,318	$ 13,712,097	$ 13,788,060	$ 13,806,764	$ 13,856,028

Tier 1 common shareholders' equity to risk-based assets (A)/(B)	10.45%	10.69%	10.29%	9.96%	9.68%	9.44%
CONTACT:  Financial/Investors
          Christopher J. Carey, City National, 310.888.6777
          Chris.Carey@cnb.com

          Media
          Cary Walker, City National, 213.673.7615
          Cary.Walker@cnb.com

          Conference Call:
          Today 2:00 p.m. PDT
          (866) 393-6804
          Conference ID: 72749146